EXHIBIT 10.1

FORM OF
RESTRICTED STOCK AGREEMENT
(Performance Share Award)

This Restricted Stock Agreement (this “Agreement”) is entered into as of ________________ (the “Grant Date”) between Comstock Mining Inc. (the “Corporation”) and __________ (the “Participant”) under the Comstock Mining Inc. 2011 Equity Incentive Plan (the “Plan”).

BACKGROUND

The Plan allows the Corporation to grant stock-based incentives to employees and other persons. The Committee has determined that it would be in the best interest of the Corporation and its stockholders to make the grant set forth herein to the Participant.

In consideration of the covenants contained herein and other good and valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows:

ARTICLE I

DEFINITIONS

1.1           Whenever capitalized terms are used in this Agreement, they shall have the meanings set forth in this Agreement or, if not defined in this Agreement, as set forth in the Plan. A copy of the Plan has been made available to the Participant, and the terms of the Plan are incorporated herein.

ARTICLE II

GRANT OF RESTRICTED SHARES
AS A PERFORMANCE SHARE AWARD

2.1           Grant of Restricted Shares. The Participant is hereby granted __________ shares of Common Stock subject to the restrictions and conditions set forth in this Agreement. References in this Agreement to “Restricted Shares” mean the shares of Common Stock granted hereby and any cash, securities, rights or property distributed in respect thereof or issued in exchange therefor (which shall be subject to the same restrictions and provisions as such shares).

2.2           Value of Restricted Shares. The Fair Market Value of the Restricted Shares at the close of trading on the Grant Date was $             per share.  The Committee authorized the grant of the Restricted Shares on the Grant Date.

2.3           Additional Documents.  In connection with this Agreement, the Participant shall deliver to the Corporation: (i) the representation letter in the form attached, duly executed by the Participant, (ii) if the Participant desires to make an election under Code Section 83(b) (a “Section 83(b) Election”) with respect to the Restricted Shares (which, if it is made, must be made within 30 days following the Grant Date), such documents related thereto as the Corporation may request to be made, including a copy of the Section 83(b) Election in the form provided by the Corporation and (iii) the attached stock powers as to each tranche of Restricted Shares subject to vesting under this Agreement, duly executed by the Participant.

2.4           Employment Agreement.  The Participant agrees that the Award evidenced by this Agreement constitutes full satisfaction of any promises or commitments, whether under an employment agreement or otherwise, by the Company to provide equity awards to the Participant.

ARTICLE III

VESTING OF RESTRICTED SHARES

3.1           General.  All of the Restricted Shares are unvested. Restricted Shares shall vest at such times as described in, and to the extent provided in, Section 3.2 or 3.3, in each case subject to the limitations set forth in Section 3.4.  All unvested Restricted Shares shall be forfeited as set forth in Section 3.4 and shall be non-Transferable as set forth in Section 4.2. All vested Restricted Shares shall become Transferable at the time they first vest, although:

(i)           Transferability may be subject to pre-clearance, blackout, registration and other restrictions under the Company’s insider trading and other compliance policies and procedures;

(ii)           Transferability may be restricted under Section 4.3 until all Withholding Requirements (as defined herein) are satisfied; and

(iii)           Transfers by executive officers should be reviewed in advance to determine if there would be any potential liability for short-swing profits under Section 16(b) of the Exchange Act.

3.2           Vesting.  Unvested Restricted Shares shall vest upon the occurrence of the events and in the amounts described below, so long as you are employed by the Company on the date set forth below with respect to such occurrence:

(i)           one-fifth (1/5) of the Restricted Shares shall vest on the date of certification by the Committee of the attainment of both (A) the validation through an independent external report (that is, a National Instrument 43-101 Report or its successor (an “NI 43-101”)) of qualified resources (at least measured and indicated) and reserves (probable and proven) of the Company aggregating 1,000,000 ounces of gold equivalent and (B) the completion of the first metal pour from the mining operations (that is, the mine and heap leach are operational by the Company);

(ii)           one-fifth (1/5) of the Restricted Shares shall vest on the date of certification by the Committee of the attainment of both (A) the validation through an NI 43-101 of qualified resources (at least measured and indicated) and reserves (probable and proven) of the Company aggregating 1,500,000 ounces of gold equivalent and (B) the completion of three months (that is, ninety (90) days) of consecutive mining operations (that is, the mine and heap leach are operational) at an annual production rate of 15,000 ounces of gold equivalent;

(iii)           one-fifth (1/5) of the Restricted Shares shall vest on the date of certification by the Committee of the attainment of both (A) the validation through an NI 43-101 of qualified resources (at least measured and indicated) and reserves (probable and proven), in each case including those previously validated, of the Company aggregating 2,000,000 ounces of gold equivalent and (B) the completion of three months (that is, ninety (90) days) of consecutive mining operations at an annual production rate of 17,500 ounces of gold equivalent; and

(iv)           two-fifths (2/5) of the Restricted Shares shall vest on the date certification by the Committee of the attainment of both (A) the validation through an NI 43-101 of qualified resources (at least measured and indicated) and reserves (probable and proven), in each case including those previously validated, of the Company aggregating 3,250,000 ounces of gold equivalent and (B) the completion of three months (that is, ninety (90) days) of consecutive mining operations at an annual production rate of 20,000 ounces of gold equivalent.

3.3           Change in Control.  Unvested Restricted Shares (including Restricted Shares forfeited pursuant to Section 3.4(ii) or 3.4(iii)) shall vest upon the occurrence of a Change in Control if (i) the Participant is employed on the date of the Change in Control or (ii) the Participant’s employment with the Company shall have been terminated by the Company (other than due to Cause or Detrimental Conduct or due to the Participant’s death) within 6 months prior to a Change in Control and circumstances clearly demonstrate that the termination was in connection with or in anticipation of a Change in Control.

3.4           Effect of Termination of Employment and Other Events on Vesting; Forfeiture of Unvested Restricted Shares. Unless otherwise determined by the Committee and subject to Section 6.2:

(i)           all unvested Restricted Shares shall cease to vest and shall be forfeited upon the time of notification of termination of the Participant’s employment by the Company for Cause or Detrimental Conduct or the date of the Participant’s death, if not earlier forfeited;

(ii)           on the thirtieth day following the date on which the Participant’s employment is terminated by the Company other than for Cause or Detrimental Conduct, including due to the Participant’s Disability, the portion of the Restricted Shares that would vest if the next objective to be achieved for vesting had been achieved shall vest (as long as the Participant has executed a release in favor of the Company by such thirtieth day) and all other unvested Restricted Shares shall cease to vest and be forfeited on such thirtieth day (including those that would vest but for the Participant’s failure to timely execute a release), but subject to the application of Section 3.3, if not earlier forfeited;

(iii)           all unvested Restricted Shares shall cease to vest and shall be forfeited upon the date on which the Participant terminates his employment with the Company for any reason other than Disability, but subject to the application of Section 3.3, if not earlier forfeited; or

(iv)           all unvested Restricted Shares shall cease to vest and shall be forfeited upon the 5th anniversary of the Grant Date, if not earlier forfeited.

3.5           Effective Date of Termination of Employment or Retirement. For purposes hereof, the date of termination of employment means the last date of actual employment, even if a different date is used for administrative convenience in connection with employee retirement, benefit or welfare plans, except that, in the case of the termination of the Participant’s employment by the Company for Cause or Detrimental Conduct, the date of termination means the time of notification of termination.

3.6           Certification.  The Committee shall certify that goals described in any clause of Section 3.2 (other than the occurrence of a Change in Control, which need not be certified) have been attained within 45 days following the attainment thereof.

ARTICLE IV

PROCEDURES AFFECTING RESTRICTED SHARES

4.1           Delivery of Restricted Shares.  The Restricted Shares will be delivered to the Participant, at the Corporation’s election, either (A) in certificated form or (B) in book entry or other electronic form by causing the Restricted Shares to be credited to an account for the Participant maintained by the transfer agent for the Common Stock or by a brokerage firm or other agent designated by the Corporation to assist in the administration of the Plan (the “Participant’s Account”) and, if delivered in certificated form, will be delivered subject to such escrow or similar arrangements as may be designated by the Corporation.  The escrow or other agent, if any, in connection therewith shall be designated by the Corporation and may, but need not be, the Corporation, its transfer agent or counsel.  The Restricted Shares will be delivered promptly after the Grant Date and, in any event, no later than the date on which the Restricted Shares vest.  Upon forfeiture of any Restricted Shares, such transfer agent, brokerage firm, escrow agent or other agent will be instructed to remove such Restricted Shares from Participant’s Account, or such escrow or other account as the case may be, and return them to the Corporation.  Each book entry, escrow or other arrangement relating to Restricted Shares may include such restrictive instructions and arrangements as the Corporation may deem convenient, expedient, necessary or appropriate relating to the restrictions under this Agreement and the Plan, applicable securities, tax or other laws, compliance policies and procedures, or rules of any securities exchange or market.

4.2           Transfer of Restricted Shares.  Unvested Restricted Shares cannot be Transferred to any Person without the prior written consent of the Corporation. Any attempt to effect a Transfer of unvested Restricted Shares without such consent shall be null and void.  Unless the issuance thereof shall have been previously registered or such resale shall be permissible under Rule 144 (subject to any volume limitations thereunder), the Corporation will use reasonable efforts to register the resale of the vested Restricted Shares under the Securities Act, so long as the Corporation is permitted to do so on Form S-3 or S-8 or a similar abbreviated form and subject to the terms and conditions set forth in the Plan and such other reasonable or customary terms and conditions as be may be imposed by the Corporation (including those relating to indemnification by the Participant for errors in or omissions from information provided by the Participant).

4.3           Withholding of Taxes.

(i)           The Company shall withhold or deduct from any or all payments or amounts due to or held for the Participant, whether due from the Company or held in the Participant’s Account or otherwise, an amount (the “Withholding Amount”) equal to all taxes (including social security and medicare, and other governmental charges of any kind as well as income and other taxes) required to be withheld or deducted with respect to any and all taxable income and other amounts attributable to the Restricted Shares (the “Withholding Requirement”).

(ii)           The Withholding Amount shall be determined by the Company.

(iii)           The timing of withholding or deduction shall be determined by the Company; provided, however, that, if such taxes are required to be paid to a tax or other governmental authority before such withholding or deduction is made, then the Company shall pay such taxes when due as agent for the Participant and shall be entitled to reimbursement therefor from the Participant, including reimbursement through the direct withholding of payments due to the Participant.

(iv)           The Corporation may restrict Transfer of any or all vested Restricted Shares until all Withholding Requirements are satisfied.

(v)           Unless the Participant has made or makes a timely Section 83(b) Election, the Participant authorizes the Corporation, directly or indirectly through one or more brokerage firms or other agents, to: sell, on his or her behalf and for his or her account, from time to time and at any time as the Corporation or such brokerage firm or agent may deem necessary, appropriate, convenient or expedient to satisfy each Withholding Requirement or to reimburse the Company in respect thereof, a sufficient number of Restricted Shares (as determined by the Corporation or such brokerage firm or agent) so that the net proceeds from such sale equal or exceed the applicable Withholding Amount; and use the net proceeds to satisfy such Withholding Requirement (with any excess net proceeds to be paid to or deposited in an account of the Participant).

(vi)           In connection with any sale of Restricted Shares pursuant to this Section 4.3, the Participant agrees that:

(A)           such sale may be aggregated with sales of restricted stock granted to other participants under the Plan or other plans of the Company;

(B)           such aggregated sales may be made from time to time in one or more installments at any time;

(C)           such aggregated sales may be made over time as the Corporation or such brokerage firm or agent may deem necessary, appropriate, convenient or expedient with a view toward avoidance or minimization of disruption of the market for the Common Stock, administrative convenience, minimization of costs and expenses or other factors; and

(D)           the net proceeds from such aggregated sales and the sale prices of the shares sold may be allocated among such Restricted Shares and other securities and the

Participant and such other participants as the Corporation or such brokerage firm or agent may deem reasonable.

(vii)           The Participant understands that:

(A)           different Withholding Requirements may arise at different times based on time of delivery or vesting of Restricted Shares, tax elections or other factors;

(B)           different Withholding Requirements may be based on different values attributable to the Restricted Shares at such times or otherwise based on applicable tax laws, changes in the financial performance or prospects of the Corporation, changes in market or economic conditions or other factors;

(C)           it may not be practicable or permissible to sell Restricted Shares to satisfy each Withholding Requirement at the time due because of rules and requirements of such brokerage firm or agent, administrative rules and requirements of the Company, restrictions under insider trading and other compliance policies and procedures, potential liability for short-swing profits under Section 16(b) of the Exchange Act, applicable securities, tax or other laws, applicable rules of any securities exchange or market, or other factors; and

(D)           as a result, Restricted Shares may be sold at times and values that differ, potentially significantly, from those applicable to such Withholding Requirement and that such differences can result in gains or losses, potentially significant, relative to those values and capital gains and losses for tax purposes in addition to the taxes described in Section 4.3(i).

(viii)           The Participant hereby appoints each officer and assistant officer of the Corporation to be the Participant’s true and lawful agent, proxy and attorney-in-fact, with full power of substitution and re-substitution (each, an “attorney-in-fact” and, together, the “attorneys-in-fact”), to take, cause to be taken and authorize the taking of any and all actions (including the giving of instructions to sell and the approval of confirmations), to incur, cause to be incurred and authorize the incurrence of any and all costs and expenses (including escrow fees and brokerage commissions), to undertake, cause to be undertaken and authorize the undertaking of any and all obligations and to execute, acknowledge, file, publish and deliver, cause to be executed, acknowledged, filed, published and delivered and authorize the execution, acknowledgement, filing, publication and delivery of any and all agreements, instruments and documents (including stock powers, account agreements and related documents, and wire transfer instructions) which any such attorney-in-fact may deem necessary, appropriate, convenient or expedient to hold and keep safe the Restricted Shares and to sell Restricted Shares, on behalf and for the account of the Participant, to generate net proceeds to satisfy any and all Withholding Requirements, to use net proceeds in satisfaction thereof and to otherwise give effect to the intent and purposes of this Article IV, all in the name of the Participant, any such attorney-in-fact, the Corporation, any Subsidiary  and such brokerage firm or agent and all at such times, in such manners, in such amounts, on such exchanges or markets, on such terms, through such brokers, dealers and accounts and otherwise as any such attorney-in-fact may determine in his or her sole and absolute discretion, and hereby grants to each attorney-in-fact the full power and authority to do any and all things necessary, convenient, expedient or appropriate in connection therewith. This power of attorney shall not be affected in any manner by reason of the execution, at any time, of other powers of attorney by the Participant in favor of persons other than the attorneys-in-fact named herein and shall not be affected by the subsequent death, Disability or incompetence of the Participant. This power of attorney is irrevocable and coupled with an interest and shall remain in effect until all Withholding Requirements have been fully and unconditionally satisfied. All persons dealing with any of the attorneys-in-fact may assume that this power of attorney has not been revoked and may be relied upon.

(ix)           The Participant acknowledges and agrees that neither the Company, such brokerage firm or agent nor any of their respective affiliates, control persons, partners, directors, officers, employees, representatives or agents shall have any liability or obligation for any losses, damages, costs or expenses of any kind or under any theory arising out of or in connection with any action taken or omitted to be taken or any delay in taking any action pursuant to or contemplated by this Article IV (including the determination of any Withholding Amount or the time when any Withholding Requirement is required to be satisfied or any sale of or delay in selling or failure to sell or the price, terms or conditions of sale of any or all of the Restricted Shares), including any liability for any claim that the Participant could have made more or lost less in connection therewith or for any capital gain or loss due to the difference in time between the triggering of a Withholding Requirement and the resale of Restricted Shares in respect thereof or for violations of insider trading or other laws or for incurrence of liability for short-swing profits under Section 16(b) of the Exchange Act, except to the extent that a court of competent jurisdiction determines by final and nonappealable judgment that any such losses, damages, costs or expenses resulted from actions taken or omitted to be taken by them in bad faith or from their gross negligence or willful misconduct. References in this Section 4.3 to “selling” and correlative terms include all activities related thereto, including placement and execution of sell orders, selection of brokers and dealers, delivery of share certificates, receipt of proceeds and payment of fees and commissions.

(x)           The provisions hereof regarding sale of Restricted Shares to satisfy Withholding Requirements are also intended to constitute a trading plan within the meaning of Rule 10b5-1 under Securities Act.

(xi)           The Participant accepts this Agreement and the Restricted Shares subject to, and agrees to assume, the limitations, risks and responsibilities inherent with respect to the Restricted Shares, including those mentioned in this Agreement.

ARTICLE V

FORFEITURE

5.1           Forfeiture.  Notwithstanding anything contained herein to the contrary, if the Participant engages in Detrimental Conduct, then the Committee shall have the right, in its sole and good faith judgment, to require the forfeiture or return of any or all of the unvested and vested Restricted Shares then held by the Participant or his affiliates or related parties, the payment to the Company of any or all proceeds from any sale or other disposition of vested Restricted Shares or take any other actions in respect of any or all of the Restricted Shares or this

Agreement, so long as such action does not cause the Restricted Shares to be subject to Section 409A.

ARTICLE VI

MISCELLANEOUS

6.1           Notices. All notices required or permitted to be given pursuant to this Agreement shall be given by written notice, shall be transmitted by personal delivery, registered or certified mail (return receipt requested, postage prepaid), nationally recognized courier service, email or facsimile, and shall be addressed to the intended recipient at its address set forth herein.  Each notice transmitted in the manner described herein shall be deemed to have been (i) delivered to the addressee as indicated by the return receipt (if transmitted by mail), the mailing label (if transmitted by courier service), the affidavit of the messenger (if transmitted by personal delivery) or the answerback, call back or other receipt (if transmitted by email or facsimile) or (ii) presented for delivery to the addressee as so indicated during normal business hours, if such delivery shall have been refused for any reason.  A party may designate a new address to which such notices shall thereafter be transmitted by giving written notice to that effect to the other party.  The current addresses for providing notice to a party hereunder are:

(i)           If to the Company, to the following address:

Comstock Mining Inc.
PO Box 1118
1200 American Flat Road
Virginia City, NV 89440
Attn: [_______________] Telecopy: [_______________] Email: [_______________]

(ii)           If to the Participant, to his or her most recent primary residential or business address as shown on the records of the Company.

6.2           Entire Agreement, Amendments and Conflicting Agreements. This Agreement, together with the Plan and the attachments hereto, constitutes the entire agreement between the parties with respect to the subject matter hereof and cancels and supersedes all of the previous or contemporaneous contracts, representations, warranties and commitments of any kind (whether oral or written) by or between the parties with respect to the subject matter hereof. This Agreement may be amended by a written instrument executed by the parties which specifically states that it is amending this Agreement or by a written instrument executed by the Corporation (i) in accordance with the Plan or (ii) if such amendment is not materially adverse to the Participant. Subject to the next sentence, if there is a conflict or inconsistency between this Agreement and the Plan, the Plan shall govern.

6.3           Governing Law and Jury Trial.  THE VALIDITY, INTERPRETATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED

BY THE LAWS OF THE STATE OF NEVADA (WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW RULE THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE INTERNAL LAWS OF THE STATE OF NEVADA).    EACH PARTY HERETO, ON BEHALF OF ITSELF, ITS AFFILIATES AND ITS AND THEIR REPRESENTATIVES, WAIVES TRIAL BY JURY IN ANY SUCH CLAIM OR PROCEEDING.

6.4           Internal Revenue Code Section 409A.  The parties recognize that certain provisions of this Agreement may be affected by Section 409A and, to the extent there are ambiguities in the Agreement or the Plan, any such ambiguities shall be construed in a manner that complies with Section 409A.

6.5           Counterparts. This Agreement may be executed in any number of counterparts and shall become effective at such time as counterparts shall have been executed and delivered by both parties, regardless of whether both parties have executed the same counterpart.  It shall not be necessary when making proof of this Agreement to account for any counterparts other than a sufficient number of counterparts which, when taken together, contain signatures of both parties.  A facsimile or PDF of a signed original shall be as effective as delivery of such original.

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties.

PARTICIPANT	COMSTOCK MINING INC.
By:_______________________________ Name:	_____________________________ Name: Title:

Representation Letter
Comstock Mining Inc.
PO Box 1118
1200 American Flat Road
Virginia City, NV 89440

I hereby represent and warrant to Comstock Mining Inc. (the “Corporation”) as follows:

(a)       I understand that the acquisition of the Restricted Shares granted to me pursuant to that Restricted Stock Agreement (Performance Award Version) as of _________________ has not been approved or disapproved by the Securities and Exchange Commission or any administrative agency charged with the administration of the securities laws of any state.  I have had access to all material information about the Corporation, its business, opportunities, risks and uncertainties and an investment therein.  All documents, records and books pertaining to this investment have been made available upon reasonable notice for inspection by me or my representative, counsel, accountant or business advisor.

(b)       I am able to bear the economic risks of this investment, am able to hold this investment for an indefinite period of time, am presently able to afford a complete loss of this investment and have no need for liquidity in this investment.

(c)       The Restricted Shares will be acquired in good faith solely for my own account and are not being acquired with a view to or for the resale, distribution, subdivision or fractionalization thereof.  I have no contract, undertaking, understanding, agreement or arrangement, formal or informal, with any person to sell, transfer or pledge to any person any of the Restricted Shares or any part thereof and have no present plans to enter into any such contract, undertaking, understanding, agreement or arrangement.

(d)       I understand that the legal consequences of the representations set forth herein are that I must bear the economic risks of this investment for an indefinite period of time because the Restricted Shares have not been registered under the Securities Act or the securities law of any state and, therefore, cannot be sold unless they are subsequently so registered or an exemption from such registration is available.

(e)       I understand that no federal or state agency has passed on or made any recommendation or endorsement of the Restricted Shares and that the Corporation is relying on the truth and accuracy of the representations and warranties made by me in offering the Restricted Shares to me without having first registered the Restricted Shares under the Securities Act and any applicable state securities laws.

(f)       No representations or guarantees have been made to me as to the returns or performance of the Corporation, or with respect to any other matter, by any of the members of the board of directors of the Corporation or any other person affiliated with the Corporation.

___________________________ Date	_______________________________ Participant Signature
_______________________________ Print Participant Name

STOCK POWER

FOR VALUE RECEIVED,
PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE

hereby sells, assigns and transfers unto Comstock Mining Inc.

Shares of the Common Stock of

standing in his name on the books of said Corporation and represented by Certificate No(s).

herewith and does hereby irrevocably constitute and appoint

attorney to transfer the said stock on the books of said Corporation with full power of substitution in the premises.

Date:

Participant Signature

Participant Signature

STOCK POWER

FOR VALUE RECEIVED,
PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE

hereby sells, assigns and transfers unto Comstock Mining Inc.

Shares of the Common Stock of

standing in his name on the books of said Corporation and represented by Certificate No(s).

herewith and does hereby irrevocably constitute and appoint

attorney to transfer the said stock on the books of said Corporation with full power of substitution in the premises.

Date:

Participant Signature

Participant Signature

STOCK POWER

FOR VALUE RECEIVED,
PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE

hereby sells, assigns and transfers unto Comstock Mining Inc.

Shares of the Common Stock of

standing in his name on the books of said Corporation and represented by Certificate No(s).

herewith and does hereby irrevocably constitute and appoint

attorney to transfer the said stock on the books of said Corporation with full power of substitution in the premises.

Date:

Participant Signature

Participant Signature

STOCK POWER

FOR VALUE RECEIVED,
PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE

hereby sells, assigns and transfers unto Comstock Mining Inc.

Shares of the Common Stock of

standing in his name on the books of said Corporation and represented by Certificate No(s).

herewith and does hereby irrevocably constitute and appoint

attorney to transfer the said stock on the books of said Corporation with full power of substitution in the premises.

Date:

Participant Signature

Participant Signature